UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 4, 2007
IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania	19355

Registrant’s telephone number, including area code: (610) 296-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment to Commitment Letter between the Company, Wachovia Investment Holdings, LLC and Wachovia Capital Markets, LLC.
On December 4, 2007, IKON Office Solutions, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Commitment Letter dated as of November 20, 2007 (the “Commitment Letter”), between the Company, Wachovia Investment Holdings, LLC and Wachovia Capital Markets, LLC.
The Amendment, amongst other things, (i) changes the definition of “Closing Date” to “December 20, 2007 unless otherwise defined in the Note Purchase Agreement (as defined)”, (ii) removes a condition to funding of the senior unsecured floating rate notes issuance contemplated by the Commitment Letter, and (iii) makes other conforming changes.
The Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the actual Amendment.

Item 9.01.	Financial Statements and Exhibits
The following exhibit shall be deemed to be filed in accordance with the provisions of Item 601 of Regulation S-K:
10.1	December 4, 2007 Amendment to Commitment Letter dated as of November 20, 2007, between the Company, Wachovia Investment Holdings, LLC and Wachovia Capital Markets, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Dated: December 5, 2007